Exhibit 10.11

Confidential Treatment Requested. Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as “[Redacted].” A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

SIXTH AMENDMENT TO

CREDIT CARD PROGRAM AGREEMENT

This SIXTH AMENDMENT TO CREDIT CARD PROGRAM AGREEMENT (this “Sixth Amendment”) is effective as of June 1, 2009 (the “Effective Date”), by and among Macy’s, Inc., f/k/a Federated Department Stores, Inc., a Delaware corporation, (“Macy’s, Inc.”), FDS Bank, a federally-chartered stock savings bank (“FDS Bank”), Macy’s Credit and Customer Services, Inc., f/k/a FACS Group, Inc., an Ohio corporation (“MCCS”), Macy’s Department Stores, Inc., an Ohio corporation (“Macy’s”), Bloomingdale’s, Inc., an Ohio corporation (“Bloomingdale’s”) (collectively the “Macy’s Companies”), and Department Stores National Bank, a national banking association, as assignee of Citibank, N.A. (“Bank”).

WHEREAS, the Macy’s Companies and Bank are parties to a certain Credit Card Program Agreement dated as of June 1, 2005, as amended pursuant to amendments effective October 24, 2005 and May 19, 2006, pursuant to restated letter agreements effective December 18, 2006, March 22, 2007, April 6, 2007 and June 1, 2007, pursuant to a restated amendment effective February 3, 2008, and pursuant to an amendment (the “Fifth Amendment”) effective January 1, 2009, respectively (as so amended, the “Program Agreement”), whereby Bank and the Macy’s Companies operate a credit card program (the “Program”), as more fully described in the Program Agreement;

WHEREAS, the parties hereto desire to amend the Program Agreement in accordance with Section 18.5 of the Program Agreement, effective as of the Effective Date.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1. Defined Terms. Capitalized terms used without definition in this Sixth Amendment have the meanings assigned to them in the Program Agreement.

2. [redacted]

3. [redacted]

4. Amendment of Schedule 1.1(i).

Schedule 1.1(i) of the Program Agreement is hereby amended by deleting the form of Program P&L contained in such Schedule and replacing it with the new form of Program P&L, attached hereto.

5. Amendment of Schedule 4.8(a).

Schedule 4.8(a) of the Program Agreement is hereby amended by deleting therefrom in its entirety Section IV. “Funding for Loyalty Programs.”

6. Amendment of Schedule 9.2(c).

Schedule 9.2(c) of the Program Agreement is hereby amended by deleting it in its entirety and replacing it with the new Schedule 9.2(c), attached hereto.

7. Amendment of Schedules 9.3(a) and 9.3(a)(i).

[redacted]

8. Capacity; Authorization; Validity.

(a) Macy’s, Inc. hereby represents and warrants to Bank as of the date hereof that:

(i) Each Macy’s Company has all necessary corporate or similar power and authority to (A) execute and enter into this Sixth Amendment and (B) perform the obligations required of such Macy’s Company hereunder and the other documents, instruments and agreements to be executed and delivered by such Macy’s Company pursuant hereto.

(ii) The execution and delivery by the Macy’s Companies of this Sixth Amendment and all documents, instruments and agreements executed and delivered by the Macy’s Companies pursuant hereto, and the consummation by the Macy’s Companies of the transactions specified herein, have been duly and validly authorized and approved by all necessary corporate or similar actions of the Macy’s Companies.

(iii) This Sixth Amendment (A) has been duly executed and delivered by the Macy’s Companies, (B) constitutes the valid and legally binding obligation of the Macy’s Companies, and (C) is enforceable against the Macy’s Companies in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, receivership or other laws affecting the rights of creditors generally and by general equity principles including those respecting the availability of specific performance).

(b) Bank hereby represents and warrants to the Macy’s Companies as of the date hereof:

(i) Bank has all necessary corporate or similar power and authority to (A) execute and enter into this Sixth Amendment and (B) perform the obligations required of it hereunder and the other documents, instruments and agreements to be executed and delivered by Bank pursuant hereto.

(ii) The execution and delivery by Bank of this Sixth Amendment and all documents, instruments and agreements executed and delivered by Bank pursuant hereto, and the consummation by Bank of the transactions specified herein, has been duly and validly authorized and approved by all necessary corporate or similar actions of Bank.

(iii) This Sixth Amendment (A) has been duly executed and delivered by Bank, (B) constitutes the valid and legally binding obligation of Bank and (C) is enforceable against Bank in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, receivership or other laws affecting the rights of creditors generally and by general equity principles including those respecting the availability of specific performance).

9. Effect of Amendment. This Sixth Amendment is effective as of the Effective Date and is hereby incorporated into and made a part of the Program Agreement. Except as amended by this Sixth Amendment, all terms and provisions of the Program Agreement shall continue and remain in full force and effect and binding upon the parties thereto.

10. Binding Effect. This Sixth Amendment shall be binding in all respects and inure to the benefit of the successors and permitted assigns of the parties hereto.

11. Governing Law. This Sixth Amendment and all rights and obligations hereunder, including matters of construction, validity and performance, shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made to be performed within such State and applicable federal law.

12. Counterparts/Facsimiles. This Sixth Amendment may be executed in any number of counterparts, all of which together shall constitute one and the same instrument, but in making proof of this Sixth Amendment, it shall not be necessary to produce or account for more than one such counterpart. Any facsimile of an executed counterpart shall be deemed an original.

[Signatures appear on following page]

IN WITNESS WHEREOF, each of the Parties hereto has caused this Sixth Amendment to be duly executed as of the date first above written.

DEPARTMENT STORES NATIONAL BANK,

By:	/s/ Douglas C. Morrison
Name: Douglas C. Morrison
Title: Vice President & CFO

MACY’S, INC.

By:	/s/ Brian M. Szames
Name: Brian M. Szames
Title: Treasurer

FDS BANK

By:	/s/ Teresa Huxel
Name: Teresa Huxel
Title: President

MACY’S CREDIT AND CUSTOMER SERVICE, INC.

By:	/s/ Teresa Huxel
Name: Teresa Huxel
Title: SVP

MACY’S DEPARTMENT STORES, INC.

By:	/s/ Brian M. Szames
Name: Brian M. Szames
Title: VP & Treasurer

BLOOMINGDALES, INC.

By:	/s/ Brian M. Szames
Name: Brian M. Szames
Title: VP & Treasurer

SCHEDULE 1.1(i)

Program P&L (Produced Monthly)

	Current Month		Year to Date		Annual Forecast
(000’s)	$	Rate	$	Rate	$	Rate
[redacted]
[redacted]	0.00%		0.00%		0.00%
[redacted]	$—	0.00%	$—	0.00%	$—	0.00%
[redacted]	$—	0.00%	$—	0.00%	$—	0.00%
[redacted]	$—		$—		$—
[redacted]	$—		$—		$—
[redacted]
[redacted]	$—		$—		$—
[redacted]	$—		$—		$—
[redacted]	—	0.00%	—	0.00%	—	0.00%
[redacted]	—	0.00%	—	0.00%	—	0.00%
[redacted]
[redacted]	$—	0.00%	$—	0.00%	$—	0.00%
[redacted]	$—	0.00%	$—	0.00%	$—	0.00%
[redacted]	$—	0.00%	$—	0.00%	$—	0.00%
[redacted]	$—	0.00%	$—	0.00%	$—	0.00%
[redacted]	$—	0.00%	$—	0.00%	$—	0.00%
[redacted]	$—	0.00%	$—	0.00%	$—	0.00%
[redacted]	$—	0.00%	$—	0.00%	$—	0.00%
[redacted]	$—	0.00%	$—	0.00%	$—	0.00%
[redacted]	$—	0.00%	$—	0.00%	$—	0.00%
[redacted]	$—	0.00%	$—	0.00%	$—	0.00%
[redacted]	$—	0.00%	$—	0.00%	$—	0.00%

[redacted]	$—	0.00%	$—	0.00%	$—	0.00%
[redacted]
[redacted]	$—	0.00%	$—	0.00%	$—	0.00%
[redacted]	$—	0.00%	$—	0.00%	$—	0.00%
[redacted]	$—	0.00%	$—	0.00%	$—	0.00%
[redacted]	$—	0.00%	$—	0.00%	$—	0.00%
[redacted]	$—	0.00%	$—	0.00%	$—	0.00%
[redacted]	$—	0.00%	$—	0.00%	$—	0.00%

[redacted]	$—	0.00%	$—	0.00%	$—	0.00%
[redacted]
[redacted]	$—	0.00%	$—	0.00%	$—	0.00%
[redacted]	$—	0.00%	$—	0.00%	$—	0.00%

SCHEDULE 9.2(c)

Year-End Settlement Sheet

The following items will be included in the Year-End Settlement Sheet (in a form agreed upon by the Parties from time to time):

•	the calculation of Pre-tax Profit and the other amounts and estimates set forth on Schedule 1.1(i) for the applicable period;

•	[redacted]; and

•

all other information required to determine the payments to be made by the Parties pursuant to this Agreement in respect of the last Fiscal Month or the last Fiscal Quarter, as the case may be, of such Fiscal Year and any annual payments to be made in respect of such Fiscal Year.

SCHEDULE 9.3(a)

FDS Compensation

(for each Fiscal Month)

(a) Monthly Net Credit Sale Share. [redacted].

Double Net Credit Sale Share and Additional Double Net Credit Sales Share. [redacted]

(b) New Account Payments. The sum of:

[redacted]

(c) [redacted]

(d) Marketing Reimbursement. [redacted]

(e) In-Store Payment Reimbursement. An amount equal to [redacted] (which amount shall increase by CPI on each anniversary of the Effective Date, with the increased amount remaining in effect until the following anniversary) per In-Store Payment received by any of the FDS Companies in the prior Fiscal Month.

(f) FDS Services. [redacted]

(g) Card Association Arrangements. [redacted]

SCHEDULE 9.3(a)(i)

FDS Compensation

(for each Business Day)

Net Credit Sale Share

An amount equal to the sum of:

(i.)	with respect to the prior Business Day and each day between the prior Business Day and the date of each payment, an amount equal to [redacted]; and

(ii.)	with respect to the prior Business Day and each day between the prior Business Day and the date of each payment, an additional amount equal to [redacted]

Additional Net Credit Sale Share and Additional Double Net Credit Sale Share

An amount determined by the Operating Committee pursuant to Section 3.2(d)(xv) and expressed as a [redacted]

[redacted]